EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
QPAGOS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2018, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern, relating to the consolidated financial statements of QPAGOS appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ RBSM LLP

Henderson, Nevada

June 18, 2018